Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 24b-2 under the Securities Exchange Act.

DIAMONDS - LICENSE, RESELLER and MAINTENANCE AGREEMENT            EXHIBIT 10.27

This Agreement defines the terms and conditions under which Interactive Group, Inc. ("Interactive"), a corporation with its worldwide headquarters in San Diego, California, USA, is licensed to use and resell Diamonds(c), ("Diamonds Software") from Diamonds Workflow Management Ltd. ("DWML"), a company based on the Isle of Man, United Kingdom. Interactive agrees to become bound by the terms of this Agreement, which includes the Software license, limited warranty, maintenance agreement and acknowledgments. The effective date of this Agreement is 2nd January 1997 on the basis of fulfillment of payments as set out in Schedule A which forms an integral part of this Agreement.

THE PRODUCT

The Diamonds Software is a toolset, with a built-in run time environment for workflow and business process management, which runs in the nested database environment. The Diamonds Software shall be supplied to Interactive on UniData UNIX and NT, as well as on UniVerse on UNIX and NT.

GRANT OF LICENSE - PERMITTED USES

DWML grants to Interactive, its subsidiaries, and distributors, a non-exclusive right to use the Diamonds Software in conjunction with Interactive's own software packages, which include INFOFLO, Intrepid and the Escom Manufacturing product (hereinafter collectively referred to as "Interactive Software"). This license will remain in force as long as Interactive continues to use the Diamonds Software, subject only to the provision relating to protection of the copyright and confidentiality of the Diamonds Software, and specifically, the provision relating to protection of the source code and detailed technical explanations of the internal workings of the Diamonds Software. These provisions will survive for as long as is necessary to protect DWML's copyright in respect of any party that uses the Software in terms of this license.

Interactive is responsible for ensuring that its subsidiaries and distributors comply with all the limitations, restrictions, obligations and commitments regarding the protection of Diamonds' confidentiality.

Interactive's subsidiaries and distributors will be duly notified by Interactive that they are committed to all of these limitations, restrictions, obligations and commitments and in particular they may only sell Diamonds Software to Interactive clients in conjunction with Interactive Software as defined and specified explicitly in this Agreement and subject to all the protections and restrictions in this Agreement.

Interactive may provide copies of the Diamonds Software to its own employees, subsidiaries and distributors for sales demonstration and support purposes in conjunction with the Interactive Software or as otherwise explicitly allowed in this Agreement.

COPYRIGHTS

Interactive agrees that the Diamonds Software and all copyrights, trade secrets and other intellectual and proprietary rights therein are and remain the valuable property of DWML. DWML has the right to assign these stated rights at any future date, provided that said assignee is bound by the terms and conditions of this Agreement.

The Software is owned by DWML and is protected by copyright laws and international treaty provisions. Interactive agrees to treat the Diamonds Software like any other copyrighted material, and to take all necessary precautions to protect its confidentiality.

PAYMENT

The costs associated with Interactive becoming a reseller of the Diamonds Software will be a one-time paid up license fee of * under the terms of the payment schedule as attached in Schedule A. Thereafter, Interactive will pay DWML a * license fee for each of the first * customers in which the Diamonds Software is installed. No further license fees will be due to DWML after these payments. Interactive is granted an exclusion of the * license fee for those customers who have been delivered the latest version of the Interactive Software, INFOFLO 8.1, by December 31, 1996. Interactive will provide a list of these customer names upon request.

Interactive shall be responsible for payment or reimbursement to DWML of all sales, use or similar taxes imposed on this transaction by any level of government, whether due at the time of sale or asserted later. Interactive shall also pay all personal property taxes levied by government agencies based on Interactive's use or possession of the Software acquired or licensed in this transaction.

PROTECTION OF CONFIDENTIALITY AND COPYRIGHT

Interactive agrees that it is responsible for and will make every effort to protect the Diamonds Software source code. Interactive also undertakes that the measures taken by Interactive to protect the secrecy of Diamonds Software will not be less than the provisions for protecting the secrecy of Interactive Software.

Diamonds Software may only be supplied to Interactive clients in object form.

Interactive undertakes that the standard Interactive staff confidentiality agreement is and will continue to be signed by all employees who have access to confidential details of the Diamonds Software.

Interactive undertakes responsibility for enforcing the confidentiality requirements as regards to employees or any other party who have been granted access to the Diamonds Software by Interactive, its subsidiaries and distributors.

It is also agreed that Interactive shall inform DWML immediately in writing of any actual or suspected breach of the confidentiality or unauthorized use.

*  Confidential Treatment Requested

Interactive agrees to protect the copyright trade secrets in the Diamonds Software from third parties.

RESTRICTIONS

The Diamonds Software is licensed to Interactive with the objective of integrating its functions with Interactive Software. It is specifically understood that the Interactive Software is itself a very substantial package comprising several modules primarily for the manufacturing sector. This license allows Interactive to incorporate the Diamonds Software as part of the Interactive Software and to market it as a module of the Interactive Software without specific reference to Diamonds Software or DWML, subject to Interactive's agreement to display an appropriate copyright notification of DWML and the Diamonds Software in the Help About notice included with the Interactive Software.

Interactive may sell it as an integrated product with the Interactive Software or as an add-on capability to customers using Interactive Software, but may not sell or transfer it in any other form. Specifically the intention is that Interactive may not sell or transfer the Diamonds Software in competition with DWML or its assignees.

DWML agrees that it will not issue a license of the Diamonds Software to DataWorks Corporation, a competitor of Interactive, for six months from the date of this agreement. Thereafter DWML agrees that it will notify Interactive if there are discussions or negotiations between DWML and Data Works Corporation in order to give Interactive an opportunity to negotiate a basis for not selling to Data Works Corporation.

The payment for sales to Interactive customers is covered in Schedule A.

The sale to customers of Diamonds Software as envisaged in this agreement will expressly limit the customer's right to use the Diamonds Software so that it may only be used when embedded with or in conjunction with Interactive Software as defined herein. It will expressly forbid the customer from transferring any of its rights to use the Diamonds Software to any other person except as agreed to in writing by Interactive or DWML. Customers may not receive from Interactive any of the Diamonds Software source code.

Interactive may not assign or transfer or dispose of any of the rights in this Agreement to any other party except as set out above without written consent from DWML.

The license to use the Diamonds Software will continue for as long as Interactive continue to use it subject to fulfillment of the provisions relating to payment and fulfillment of Interactive's obligations to protect the copyright and secrecy of the Software.

In the event that DWML becomes aware of a failure to comply with any material provisions of this license, Interactive will receive written notice to effect a rectification within 30 days. Inability or failure to effect rectification of a material obligation will result in termination of the license to sell the Software. Upon termination, Interactive agrees to destroy all written materials and all copies of the Software in its possession and shall cease to sell Diamonds and to use any of the materials except to support existing installations for existing customers of Interactive who are already using Diamonds Software.

Interactive acknowledges that DWML may not be adequately compensated in monetary damages for any breach of Interactive's obligations regarding protection of confidentiality and that, in the event of such breach or threatened breach thereof, DWML shall be entitled to injunctive relief or other equitable relief to restrain any such breach or threatened breach. The availability of injunctive relief and/or equitable relief to DWML shall be in addition to, not in limitation of, all other remedies to DWML on account of a breach by Interactive of the confidentiality terms of this Agreement.

WARRANTY OF OWNERSHIP

DWML represents and warrants that it is the legitimate owner of the Diamonds Software and that it is entitled to grant licenses to the Diamonds Software.

In the event that Interactive is prevented from using the Diamonds Software, or such use is substantially interfered with due to the issuance by a court or competent jurisdiction of a temporary restraining order, preliminary injunction, or a final judgment in respect of the infringement of any copyright, trademark, patent, trade secret or other proprietary right, then, at no additional cost to Interactive, DWML agrees to (1) acquire for Interactive's benefit a license or other rights for the prior use of said Software and at DWML's sole discretion either to (2) acquire for Interactive's benefit a license or other rights for the continued use of said Software, or (3) render said Software noninfringing with no substantial loss of functional capability, or (4) replace the Infringing Software with noninfringing Software of substantially the same functional capability. DWML agrees that it shall at its cost assume and take the lead in the defense of any claim, action, suit or proceedings alleging any of the said infringements although Interactive may participate in the defense thereof at its own expense through counsel of its own choosing. Notwithstanding the above, DWML's obligation hereunder shall not apply to any claim, action, suit, judgment or proceedings primarily arising from or caused by software modifications or additions accomplished by Interactive, or third-parties.

It is recognized that in order to make Diamonds Software work, Diamonds uses an application development environment and routines that are owned by Unidata Inc. ("Unidata"). Interactive has its own independent relationship with Unidata to ensure its rights to the use of System Builder products, and DWML has no responsibility for Interactive's rights to the use of System Builder products.

LIMITED WARRANTY

DWML warrants to Interactive that the Diamonds Software will operate substantially in conformity with the official user guide for such software. This warranty will not apply where the Diamonds Software has been improperly used or modified without written authorization by DWML. This warranty extends for ninety days after the date of this Agreement. There is no warranty after expiration of the ninety day warranty period.

EXCEPT FOR THESE EXPRESS WARRANTIES DWML DISCLAIMS ALL WARRANTIES INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

THE REMEDIES STATED IN THIS SECTION ARE THE SOLE AND EXCLUSIVE REMEDIES FOR ANY BREACH OF WARRANTY UNDER THIS AGREEMENT.

The total liability, if any, of DWML however caused, or occurring out of or in connection with the use or performance of the Diamonds Software shall be limited to actual direct, provable damages which shall not exceed the amount paid DWML for the specific item or items that caused the damages or that are the subject matter of or that are directly related to the breach or default.

DWML SHALL NOT BE LIABLE FOR LOSS OF PROFITS, LOSS OR INACCURACY OF DATA, FOR INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, BASED ON CONTRACT, TORT, BREACH OF WARRANTY, NEGLIGENCE, STRICT LIABILITY OR ANY OTHER LEGAL THEORY, EVEN IF DWML HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. These limitations of liability shall apply to any claims against DWML of every kind and character whatsoever, whether such claims are based on theories of contract law, tort law, or otherwise. These provisions are intended to apply even if they have the effect of exculpating a party from legal responsibility for the consequences of its negligence or other conduct. This section will survive termination of this Agreement.

This warranty gives Interactive specific rights. Interactive may have other rights which vary from jurisdiction to jurisdiction. Certain limitations contained in this warranty may not apply to Interactive.

CHANGES AND EXTENSIONS BY INTERACTIVE

If Interactive makes any changes or extensions to the Diamonds Software, full details and copies of these will be transmitted promptly to DWML and such changes must be authorized by DWML in order to be covered by DWML's maintenance support. Interactive may deliver such extensions to Interactive clients provided that this does not compromise DWML's copyright. If any part of Diamonds Software is rewritten, regardless of who it is rewritten by, the confidentiality of the source code will be protected in exactly the same way as applies to the original code.

SOFTWARE MAINTENANCE AND SUPPORT

DWML undertakes to ensure that proper arrangements are in place for as long as Interactive continues to use the Diamonds Software to ensure that it will be maintained both are regards addressing current problems which may arise and as regards the ongoing enhancement and improvement in regular future releases of the Diamonds Software.

DWML will continue to provide maintenance service to fix problems for as long as Interactive continue to pay the annual maintenance fee as set out in Schedule A. The fee will be subject to an annual increase not to exceed 10% in a single year. The annual fee will be payable every year by the 28th February. The primary responsibility for providing fixes to problems and improvements in regular future releases of the Diamonds Software will be SB Tech Israel, (I Tuffias Rishon Investments LTD - trading as SB Tech Israel), an Israeli company licensed and authorized by DWML to provide such maintenance support for the Diamonds Software to Interactive.

DWML will provide Interactive with at least two new releases of Diamonds Software every year for no additional charge. Interactive will provide DWML with on-going feedback as to necessary or desired enhancements for the Diamonds Software.

As regards to telephone support, the intention behind Interactive having source code for the Diamonds Software is to be able to facilitate first call support by Interactive to Interactive customers. Telephone support to Interactive in North America will be provided by Pronix Inc., a Canadian company based in Toronto, licensed and authorized by DWML to provide such telephone support to Interactive. The first line of support for Interactive in the United Kingdom and Europe will be DWML's UK and European distributors when they are appointed. Until then it will be SB Tech Israel. Where it is convenient and practical, Interactive in the UK and Europe may also access Pronix for support.

There will be no additional charge for such telephone support. Such telephone support does not include consulting, training or development services which shall be billed at the then current professional rates.

DWML, SB Tech Israel and Pronix will be provided on-line access as necessary for this purpose. Any such access shall require Interactive's authorization in advance.

DWML will continue to fix errors in the software as long as Interactive continues to pay the annual maintenance fee.

JURISDICTION

This Agreement is governed by the laws of England.

GENERAL TERMS

If any of the provisions of this Agreement prove to be invalid they will not affect the remaining provisions.

Neither party shall be liable to the other for default if caused by war, fire, strike, riot, Act of God, delay of carriers, governmental order or regulation, complete or partial shutdown of plant and/or other similar occurrences beyond the reasonable control of the parties.

ACKNOWLEDGMENT

This Agreement and attached Schedule A are the complete and exclusive statement of agreement between Interactive and DWML.

Accepted by:

INTERACTIVE GROUP, INC.                     DIAMONDS WORKFLOW
                                            MANAGEMENT LIMITED

/s/ Mark Hellinger                          /s/ Ian Tuffias
------------------------------------        -----------------------------------
Mark Hellinger                              Ian Tuffias
President, North American Operations        signing as power of attorney

Date:   31st December 1996                  Date: 26th December 1996

SCHEDULE A

PAYMENT ARRANGEMENTS

Payment for the license fee
___________________________

The payment arrangements will be a * advance payment on signature, * one month later and * on 1st April, subject to correction / workaround of confirmed errors listed and agreed.

The corrections to be completed by 1st April 1997 will include all confirmed errors based on a list which Interactive will provide by February 28th. The current tree structure process will not be included on the list. At the same time DWML gives its assurance that nothing in this exclusion will detract from the commitment to support this facility or a reasonable equivalent.

While DWML is totally committed to correcting all items on the agreed list as well as all subsequent items as they arise it is agreed that Interactive will not hold up payment on account of some relatively minor but elusive items which may still be outstanding at 1st April 1997. An item would be considered minor if it does not prevent Interactive from selling and proceeding with delivery of the Software. Nothing in this paragraph will detract from DWML's undertaking to continue to correct all items as soon as possible.

Payment in respect of sales of Diamonds Software to all customers signed after
______________________________________________________________________________
1st January 1997.
_________________

Interactive will report on these sales at the end of each quarter corresponding with Interactive's reporting quarters. The report and payment will be made to DWML within 30 days after the end of each quarter. The first report and payment under this category will be on 30th April 1997.

Payment of annual maintenance fee
_________________________________

The first annual maintenance fee of  *  will be payable on 28th February 1997.

Payment arrangements
____________________

All payments will be effected by telegraphic bank transfer on the agreed dates to an account as specified by DWML.

*  Confidential Treatment Requested